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                                                                     EXHIBIT 1.1

                   9,300,000 AMERICAN DEPOSITARY SHARES, EACH
                  REPRESENTING ONE FOURTH OF ONE COMMON SHARES

                                GRAVITY CO., LTD.

                             UNDERWRITING AGREEMENT

                                                               February __, 2005

CREDIT SUISSE FIRST BOSTON LLC,
      As Representative of the Several Underwriters
        named in Schedule B hereto,
      Eleven Madison Avenue,
      New York, N.Y.10010-3629

Dear Sirs:

      1. Introductory. GRAVITY Co., Ltd., a corporation with limited liability established under the laws of The Republic of Korea (the "COMPANY"), proposes to issue and sell and the persons listed in Schedule A hereto (the "SELLING SHAREHOLDERS") propose to sell to the several Underwriters (as defined below) an aggregate of 9,300,000 American Depositary Shares (the "FIRM ADSs"), each representing one fourth of one common shares, par value W500 per share, of the Company (each a "COMMON SHARE"), consisting of 6,510,000 American Depositary Shares ("ADSs") to be sold by the Company and 2,790,000 ADSs to be sold by the Selling Shareholders. The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,396,000 ADSs (the "OPTIONAL ADSs"). The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the "OFFERED SECURITIES", which term, unless otherwise specified, also includes the Common Shares underlying the Firm ADSs and the Optional ADSs.

      The Common Shares to be represented by the Offered Securities will be evidenced by American Depositary Receipts ("ADRs") to be issued pursuant to the Deposit Agreement dated as of February ___, 2004 (the "DEPOSIT AGREEMENT"), among the Company, The Bank of New York, as depositary (the "DEPOSITARY"), and the holders and beneficial holders from time to time of the ADRs.

      The Company and the Selling Shareholders hereby agree with the several Underwriters named in Schedule B hereto (the "UNDERWRITERS") as follows:

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      2. Representations and Warranties of the Company and the Selling
Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (i) A registration statement on Form F-1 (No. 333-122159)
            relating to the Common Shares and the offering thereof in the form of the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 (the "ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Common Shares may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Common Shares and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement, the ADS Registration Statement (as defined below) and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing and the effectiveness of the ADS Registration Statement, the Common Shares and the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement, the ADS Registration Statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if

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            any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Common Shares and the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) If the Effective Time of the Initial Registration
            Statement is prior to the execution and delivery of this Agreement:
            (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all

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            respects to the requirements of the Act and the rules and
            regulations of the Commission (the "RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
            Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

                  (iii) A registration statement on Form F-6 (No. 333-122160)
            relating to the ADSs has been filed with the Commission (such registration statement, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the "ADS REGISTRATION

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            STATEMENT"); the ADS Registration Statement, as of its effective date, complied or will comply, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all respects, with the applicable requirements of the Act and the Rules and Regulations, and did not or will not, as of its effective date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) A registration statement on Form 8-A (No. 000-________)
            relating to the registration of the Common Shares and the Offered Securities has been filed with the Commission, has been declared effective under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Common Shares and the Offered Securities have been duly registered under the Exchange Act pursuant to such registration statement. The various parts of such registration statement on Form 8-A for the registration of the Common Shares and the Offered Securities, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the "8-A REGISTRATION STATEMENT". The 8-A Registration Statement, when it became effective and on the date of this Agreement, conformed and conforms in all respects to the requirements of the Exchange Act and the Rules and Regulations thereunder and did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (v) The Company has been duly incorporated and is validly
            existing under the laws of The Republic of Korea, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Articles of Incorporation of the Company comply with the requirements of Korean law and are in full force and effect.

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                  (vi) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or equity interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock or equity interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects; and none of the outstanding shares of capital stock or equity interest of any subsidiary are subject to preemptive or similar rights of any securityholder of such subsidiary.

                  (vii) The Company has the authorized capital as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (A) have been duly authorized, (B) are validly issued, fully paid and non-assessable, (C) were not subject to any preemptive or similar rights and (D) conform to the description thereof contained in the Prospectus. Except as described in the Prospectus, there are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Common Shares or any other capital stock of the Company.

                  (viii) The Common Shares underlying the Offered Securities to be issued and sold by the Company to the Underwriters and the Common Shares underlying the Offered Securities to be sold by the Selling Shareholders to the Underwriters have been duly and validly authorized, and, when issued, in the case of the Common Shares underlying the Offered Securities to be issued and sold by the Company, and delivered against payment therefor pursuant to this Agreement will be duly and validly issued and delivered, fully paid and non-assessable and will be issued free and clear of all liens, encumbrances, equities or claims; the Common Shares, the Offered Securities and all outstanding shares of capital stock of the Company conform in all material respects to the descriptions thereof contained in the

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            Registration Statements and the Prospectus, including statements under the captions "Description of Capital Stock" and "Description of American Depositary Shares"; the holders of outstanding shares of capital stock of the Company are not, and at the First Closing Date (as defined below) and at each Optional Closing Date (as defined below), if applicable, will not be, entitled to preemptive or other similar rights to acquire the Common Shares or Offered Securities; the Common Shares may be freely deposited by the Company and the Selling Shareholders with the Depositary in accordance with the Deposit Agreement against issuance of the ADRs evidencing Offered Securities so deposited and sold hereunder by the Company and the Selling Shareholders; the Offered Securities and the Common Shares are freely transferable by the Company and the Selling Shareholders, as the case may be, to or for the account of the Underwriters; except as described in the Prospectus, there are no restrictions on subsequent transfers of the Common Shares or the Offered Securities under the laws of The Republic of Korea or the United States; and no holder of the Offered Securities or Common Shares is or will be subject to personal liability by reason of being such a holder.

                  (ix) The statements set forth in the Registration Statements and the Prospectus under the caption "Taxation" are true and accurate in all material respects.

                  (x) There are no contracts, agreements or understandings
            between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

                  (xi) There are no contracts, agreements or understandings
            between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (xii) The Offered Securities have been approved for listing on the Nasdaq Stock Market's National Market ("NASDAQ"), subject to notice of issuance.

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                  (xiii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the issuance and sale of the Offered Securities, except (A) such as have been obtained and made under the Act and the Exchange Act and such as may be required under state or foreign securities or blue sky laws; (B) the report to the Ministry of Finance and Economy of Korea by the Company on the issue of the Firm ADSs, which will be made and accepted prior to the First Closing Date (as defined below); and (C) the registration of the issuance of the Common Shares with the Registry Offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Common Shares.

                  (xiv) Except as disclosed in the Prospectus, under current laws and regulations of The Republic of Korea and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in Korean Won that may be converted into foreign currency and freely transferred out of The Republic of Korea and all such payments made to holders thereof who are non-residents of The Republic of Korea will not be subject to income, withholding or other taxes under laws and regulations of The Republic of Korea or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in The Republic of Korea or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in The Republic of Korea or any political subdivision or taxing authority thereof or therein.

                  (xv) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws or other constituent or organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except in the case of clause (B) for such defaults

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            that would not individually or in the aggregate have a Material
            Adverse Effect.

                  (xvi) The execution, delivery and performance of each of this
            Agreement, the Deposit Agreement and the consummation of the transactions contemplated therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws of the Company or any such subsidiary; except, in the case of (A) and (B) above, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xvii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xviii) The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and (B) the effect of judicial application of foreign laws or foreign government actions affecting creditors' rights; upon due issuance by the Depositary of the ADRs evidencing the Offered Securities against the deposit of the underlying Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (xix) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would interfere with the use made or to be made thereof by them, except

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            for any liens, encumbrances and defects that would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that are material to the business or operations of the Company and its subsidiaries taken as a whole under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except for any interferences that would not individually or in the aggregate have a Material Adverse Effect.

                  (xx) Except as described in the Prospectus, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them (the "GOVERNMENTAL LICENSES"); the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the Prospectus; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or has any reason to believe that any such Governmental License will be revoked, modified or suspended.

                  (xxi) No labor dispute with the employees of the Company or any subsidiary exists or, to the best knowledge of the Company, is imminent that might have a Material Adverse Effect.

                  (xxii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xxiii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective

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            properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (xxiv) The financial statements included in each Registration
            Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis.

                  (xxv) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (xxvi) The Company has consented to the deposit of the Common
            Shares by the Selling Shareholders with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Selling Shareholders, to the Underwriters at each Closing Date (as defined below).

                  (xxvii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (xxviii) The Company (A) does not expect, for the taxable year ending December 31, 2004, to be a "passive foreign investment company" ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended; and (B) does not anticipate becoming a PFIC in 2005 and the near future taxable years.

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                  (xxix) Except as disclosed in the Prospectus, no stamp or
            other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to The Republic of Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that, for the Underwriters incorporated in The Republic of Korea, their income generally is subject to corporate income tax in The Republic of Korea, or for the other Underwriters, they have a permanent establishment in The Republic of Korea to which the relevant Korean source income is attributable) in connection with (A) the deposit of the Common Shares by the Company with the Depositary against the issuance of ADRs evidencing ADSs, (B) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement, (C) the execution and delivery of this Agreement and the Deposit Agreement and (D) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated in the Prospectus.

                  (xxx) The choice of the laws of the State of New York as the governing law of this Agreement will be recognized by the courts of Korea in so far as such choice of law provision is valid under the laws of the State of New York and the consequence of the application of laws of the State of New York is not manifestly contrary to the public policy of Korea; provided, however, that in the event of any legal proceeding brought in a Korean court, the Korean court would apply (a) the mandatory laws of Korea which should be applied by their nature irrespective of the governing law and (b) the laws of Korea bearing upon the capacity of the party incorporated or established in Korea to enter into contracts. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York (each, a "NEW YORK COURT") and has validly and irrevocably waived any objection to the laying of venue of a proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 15 hereof) for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such Authorized

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            Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

                  (xxxi) Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or is making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (xxxii) Except as disclosed in the Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of its subsidiaries, on the one hand, and its affiliates, officers and directors or their shareholders, customers or suppliers, on the other, which, although required to be disclosed, are not disclosed in the Prospectus.

                  (xxxiii) There are no material contracts or documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

                  (xxxiv) The Company and its subsidiaries have filed all
            material tax returns required to have been filed by them or have duly requested extensions thereof and except as disclosed in the Prospectus, there is no tax deficiency that has been determined adversely to the Company and its subsidiaries, nor does the Company and its subsidiaries have any knowledge of any tax deficiency, in each case, except for such failure or deficiency that, individually or in the aggregate, would be reasonably be expected to have a Material Adverse Effect.

                  (xxxv) Each of the Company and its subsidiaries maintains a system of internal and accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit timely preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) the recorded accountability of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and
            (iv) access to its assets is permitted only in accordance with management's general or specific authorizations. These reports provide the basis for the preparation of the Company's consolidated financial statements under U.S. GAAP and have been maintained in compliance with applicable laws.

                  (xxxvi) Samil PricewaterhouseCoopers, who have audited the financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and notes thereto included in the Prospectus, are independent public accountants within the meaning of the Act and the Exchange Act and the applicable Rules and Regulations thereunder.

                  (xxxvii) The section entitled "Management's Discussion and
            Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies" in the Prospectus accurately and fully describes (A) the accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("CRITICAL ACCOUNTING POLICIES"); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

                  (xxxviii) The Prospectus fairly and accurately describes (A)
            all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions arrangements, and obligations, including relationships with its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not".

                  (xxxix) Neither the Company nor any of its affiliates has
            taken, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

            (b) Each Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Such Selling Shareholder has and on each Closing Date
            hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.

                  (ii) If the Effective Time of the Initial Registration
            Statement is prior to the execution and delivery of this Agreement:
            (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in
            Section 7(c), provided that, in case of the Selling Shareholders other than Mr. Jung Ryool Kim, the two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Shareholders specifically for use therein.

                  (iii) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Offered Securities.

                  (iv) Such Selling Shareholder has not taken, and will not
            take, directly or indirectly, any action that is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (v) This Agreement has been duly authorized, executed and
            delivered by such Selling Shareholder.

                  (vi) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as custodian, relating to the deposit of the common shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing each Kwan Shik Seo, Sam Yong Lee and Seung Nam Oh as such Selling Shareholder's attorneys-in-fact (the "ATTORNEYS-IN-FACT") to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of such Selling Shareholder's properties, or any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject.

                  (vii) The share certificates for the Common Shares to be
            delivered by the Selling Shareholders hereunder have been placed in custody with the Company, for delivery of the Offered Securities to be sold by the Selling Shareholders under this Agreement, pursuant to the Custody Agreements. The Company has the power and authority to deliver the Common Shares to the KSD (as defined herein) for the account and benefit of the Depositary under the Custody Agreements.

                  (viii) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, the Custody Agreement or the Power, or in connection with the sale and delivery of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney, except such as may have previously been made or obtained or as may be required under the Act or the Rules and Regulations or U.S. state securities laws or Korean laws.

                  (ix) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                  (x) Neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc. ("NASD"), any member firm of the NASD.

                  (xi) In the case of the Selling Shareholders other than Mr.
            Jung Ryool Kim, (A) such Selling Shareholder has reviewed the Registration Statement and the representations and warranties of the Company contained in this Section 2 and has no reason to believe that such representations and warranties are not true and correct and (B) the sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                  (xii) Each of the Selling Shareholders has the power to
            submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York (each, a "NEW YORK COURT") and has validly and irrevocably waived any objection to the laying of venue of a proceeding brought in any such court; and such Selling Shareholder has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 15 hereof) for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of US$___ per ADS, that number of Firm ADSs (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractions) obtained by multiplying 6,510,000 Firm ADSs in the case of the Company and the number of Firm ADSs set forth opposite the name of such Selling Shareholder in Schedule A hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm ADSs.

      The Common Shares underlying the Firm ADSs to be sold by the Company shall be issued in the name of, and delivered to, the Korea Securities Depository, as a central securities depositary of Korea and such issuance and delivery shall be for the account and benefit of the Depositary. The Korea Securities Depositary is hereinafter defined as KSD, in its capacity as a central securities depositary of Korea and/or a custodian for the Depositary, as the case may be. The Company also shall register or cause to be registered such Common Shares on the shareholders' registry of the Company in the name of the KSD on or after 10:00 A.M. New York time, on the first Closing Date (as defined below).

      The Common Shares underlying the Firm ADSs to be sold by the Selling Shareholders shall be delivered to, the KSD for the account and benefit of the Depository on or before 10:00 A.M. New York time, on the First Closing Date (as defined below) by the Company, on behalf of each Selling Shareholder, pursuant to the Custody Agreements.

      Each of the Selling Shareholders agrees that the Common Shares represented by the share certificates held in custody with the Company for the Selling Shareholders under the Custody Agreements are subject to the interests of the Underwriters, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated, whether by the death of any individual Selling Shareholder or the occurrence of any other event. If any individual Selling Shareholder should die, or if any other such event should occur, before the delivery of the Offered Securities hereunder, share certificates for the Common Shares underlying such Offered Securities shall be delivered by the Company in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Company shall have received notice of such death or other event or termination.

      Payment of the purchase price of the Firm ADSs shall be made in Federal (same day) funds by wire transfers to the account designated by the Company and the Selling Shareholders at a bank acceptable to the Representative, at 9:00 A.M., New York time, on February 11, 2005, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". Upon payment of the purchase price as described above, the Firm ADSs to be purchased by the Underwriters hereunder and the ADRs evidencing such Firm ADSs shall be delivered in such authorized denominations and registered in such names as the Underwriters request by or on behalf of the Company and the Selling Shareholders to the Representative, after 10:00 A.M., New York time, on the First Closing Date through the facilities of The Depository Trust Company ("DTC"), for the accounts of the several Underwriters or as such Underwriters may direct.

      In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional ADSs at the purchase price per ADS to be paid for the Firm ADSs. The Company agrees to sell to the Underwriters the respective numbers of Optional ADSs obtained by multiplying the number of Optional ADSs specified in such notice. Such Optional ADSs shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter's name bears to the total number of Firm ADSs (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm ADSs. No Optional ADSs shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional ADSs or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

      Each time for the delivery of and payment for the Optional ADSs, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional ADSs is given. The Common Shares underlying the Optional ADSs shall be issued in the name of, and delivered to, the KSD and such issuance and delivery shall be for the account and benefit of the Depositary. The Company also shall register or cause to be registered such Common Shares on the shareholders' registry of the Company in the name of the KSD on or after 10:00 A.M. New York time, on each Optional Closing Date. The Optional ADSs to be purchased by the Underwriters hereunder and the ADRs evidencing such Optional ADSs, in definitive form, and in such authorized denominations and registered in such names as the Underwriters request shall be delivered by or on behalf of the Company to the Representative on each Optional Closing Date through the facilities of DTC, for the accounts of the several Underwriters or as such Underwriters may direct against payment of the purchase price therefor in Federal (same day) funds by wire transfers to the account designated by the Company at a bank acceptable to the Representative, at 9:00 A.M., New York time on each Optional Closing Date. The ADRs representing the Optional ADSs will be made available for checking at the office of DTC or its designated custodian at least 24 hours prior to each Optional Closing Date.

      As compensation for the Underwriters' commitments, the Company and the Selling Shareholders, severally and not jointly, will pay on each Closing Date to the Representative for the Underwriters' proportionate accounts the sum of US$___ per ADS times the total number of Offered Securities purchased by the Underwriters from the Company and the Selling Shareholders. Such payment will be made on each Closing Date with respect to the Offered Securities purchased on such Closing Date.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. Certain Agreements of the Company and the Selling Shareholders. (a) The Company agrees with the several Underwriters that:

                  (i) If the Effective Time of the Initial Registration
            Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

                  (ii) The Company will advise the Representative promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement, the 8-A Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Representative's consent (which shall not be unreasonably withheld); and the Company will also advise the Representative promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of the ADS Registration Statement (if it became effective subsequent to the execution and delivery of this Agreement), of the 8-A Registration Statement (if it became effective subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a

            Registration Statement, the ADS Registration Statement or the 8-A Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (iii) If, at any time when a prospectus relating to the
            Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer prior to the expiration of nine months after the date of the Prospectus, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the ADSs at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying the
            Section 10(a)(3) of the Act. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (iv) As soon as practicable, but not later than the
            Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (v) The Company will furnish to the Representative copies of each Registration Statement, ADS Registration Statement and 8-A Registration Statement (of which two of each will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. To the extent practicable, the Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available.

                  (vi) The Company will use its best efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably requests and will continue such qualifications in effect so long as required for the distribution.

                  (vii) For the period specified below ( the "LOCK-UP PERIOD"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional ADSs or Common Shares or securities convertible into or exchangeable or exercisable for any ADSs or Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Common Shares, whether any such aforementioned transaction is to be settled by delivery of ADSs or Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative, except grants of the employee stock options pursuant to the terms of a plan in effect on the date hereof. The initial Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up

            Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-up Period.

                  (viii) The Company shall use its best efforts to maintain the listing of the ADSs on NASDAQ.

                  (ix) The Company agrees to file with the NASD, NASDAQ, the
            Commission and any other governmental or regulatory agency, authority or instrumentality in the United States and The Republic of Korea, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Offered Securities.

                  (x) The Company will take such steps as shall be necessary to ensure that it will not be or become, within one year of the First Closing Date, an "investment company" as defined in the Investment Company Act.

                  (xi) After 10:00 A.M. New York time on each Closing Date, but as soon as practically possible, the Company shall cause the KSD to confirm that the KSD was registered the Common Shares underlying the Firm or the Optional ADSs (as the case may be) in the name of the Depositary in the registry maintained by the KSD.

                  (xii) The Company agrees to apply the net proceeds to be
            received by the Company from the sale of the Offered Securities as set forth under the caption "Use of Proceeds" in the Prospectus and to file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

                  (xiii) During a period of three years from the Effective Date, the Company agrees to furnish to the Representative as soon as they are available, copies of all reports or other communications (financial or other) furnished to shareholders, to the extent such materials are not otherwise publicly available.

                  (xiv) The Company agrees to use its best efforts to comply with all applicable laws, rules and regulations of the U.S. Sarbanes-Oxley Act of 2002.

                  (xv) The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (xvi) The Company agrees to comply in all material respects with the Deposit Agreement so that ADRs evidencing ADSs to be delivered to each Underwriters at each Closing Date are executed by the Depositary (and, if applicable, counter-signed).

                  (xvii) The Company will pay the expenses incurred in
            connection with the offering of the Offered Securities by the Company as set forth in a side letter dated the date hereof among the Company, the Selling Shareholders and the Underwriters (the "EXPENSE SIDE LETTER").

                  (xviii) The Company will indemnify and hold harmless the
            Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, payable in the Republic of Korea, on the creation, issue and sale by the Company of the Offered Securities and on the execution and delivery of this Agreement and the Deposit Agreement as set forth in the Expense Side Letter. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (b) Each Selling Shareholder agrees with the several Underwriters that:

                  (i) For the period specified below ( the "LOCK-UP PERIOD"), not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional ADSs or Common Shares or securities convertible into or exchangeable or exercisable for any ADSs or Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Common Shares, whether any such aforementioned transaction is to be settled by delivery of ADSs or Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative. Each of the Selling Shareholders agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADS or Common Share or any security convertible into or exercisable or exchangeable for the ADSs or Common Shares. The initial Lock-Up Period will commence on the date of this Agreement and continue for 180 days after the date of the commencement of the public offering of the Offered Securities or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or
            (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

                  (ii) The Selling Shareholders will pay the expenses incurred in connection with the offering of the Offered Securities by such Selling Shareholders as set forth in the Expense Side Letter.

                  (iii) The Selling Shareholders will indemnify and hold
            harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale by the Selling Shareholders of the Offered Securities and on the execution and delivery of this Agreement as set forth in the Expense Side Letter. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (iv) Mr. Jung Ryool Kim, as a Selling Shareholder, agrees to advise the Representative promptly, and if requested by it, to confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Securities by an underwriter or dealer may be required under the Act, of (A) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties that comes to the attention of such Selling Shareholder, (B) any change in information in the Registration Statements, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus relating to such Selling Shareholder or
            (C) any new material information relating to the Company or relating to any matter stated in the Prospectus that comes to the attention of such Selling Shareholder.

                  (v) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm ADSs on the First Closing Date and the Optional ADSs to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

            (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Samil PricewaterhouseCoopers confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect set forth in Exhibit A hereto.

            (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representative, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in the United States, The Republic of Korea or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, NASDAQ or the Korea Stock Exchange, or any setting of minimum prices for trading on such exchange (other than as a result of the maximum and minimum trading price system of the Korea Stock Exchange, existing as of the date hereof); (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York or Korean authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or The Republic of Korea, any declaration of war by the Congress of the United States or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) The Representative shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett LLP, United States counsel for the Company, to the effect set forth in Exhibit B.

            (e) The Representative shall have received an opinion, dated such Closing Date, of Kim & Chang, Korean counsel for the Company, to the effect set forth in Exhibit C.

            (f) The Representative shall have received an opinion, dated such Closing Date, of counsel to each of the Selling Shareholders, in form and substance satisfactory to the Representative.

            (g) The Representative shall have received from Davis Polk & Wardwell, United States counsel for the Underwriters, an opinion, dated such Closing Date, in form and substance satisfactory to the Representative.

            (h) The Representative shall have received from Shin & Kim, Korean counsel for the Underwriters, an opinion, dated such Closing Date, in form and substance satisfactory to the Representative.

            (i) The Representative shall have received an opinion, dated such Closing Date, of Emmet, Marvin & Martin, counsel for the Depositary, to the effect set forth in Exhibit D.

            (j) The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that:

      the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

            (k) The Representative shall have received a letter, dated such Closing Date, of Samil PricewaterhouseCoopers which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

            (l) On or prior to the date of this Agreement, the Representative shall have received lockup letters from each of the executive officers and directors of the Company who are not the Selling Shareholders.

            (m) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

            (n) The Depositary shall have delivered to the Company at each Closing Date, certificates satisfactory to the Underwriters evidencing the deposit with the Depositary of the Common Shares being so deposited against issuance of ADRs evidencing the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered Securities pursuant to the Deposit Agreement.

            (o) The ADSs to be delivered on the Closing Date shall have been approved for listing for quotation on NASDAQ, subject to official notice of issuance.

            (p) The Representative shall have received a certificate, dated such Closing Date, of the Selling Shareholders in which such Selling Shareholder, to the best of his knowledge after reasonable investigation, shall state that: the representations and warranties of the Selling Shareholders in Section 2(b) of this Agreement are true and correct; and such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

            (q) Each of the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by each of the Selling Shareholders and is a valid and binding agreement of such Selling Shareholder.

The Selling Shareholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter.

            (b) The Selling Shareholders, severally but not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and; provided, further, that the Selling Shareholders other than Mr. Jung Ryool Kim shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholder or contained in a representation or warranty given by such Selling Shareholder in this Agreement; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder from the sale of Offered Securities sold by such Selling Shareholder hereunder; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof in sufficient quantities to such Underwriter.

            (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifith paragraph under the caption "Underwriting".

            (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection
      (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
      (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

            (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
      (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection
      (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the

Representative may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional ADSs after the First Closing Date, this Agreement will not terminate as to the Firm ADSs or any Optional ADSs purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses as set forth in the Expense Side Letter.

      10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Transactions Advisory Group, or, if sent to the Company or the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to it at Shingu Building, 620-2 Shinsa-dong, Gangnam-gu, Seoul 135-894, Korea, Attention: Sam-Yong, Lee ; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

      12. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      15. Consent to Jurisdiction. Each of the Company and the Selling Shareholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding brought in such a court and any claim that any such suit or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Selling Shareholders irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (the "AUTHORIZED AGENT"), as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or such Selling Shareholder by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company or any Selling Shareholder, respectively, in any such suit or proceeding. Each of the Company and the Selling Shareholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

      16. Judgment Currency. The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

      If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

                                         Very truly yours,

                                         GRAVITY CO., LTD.

                                         By: ________________________________
                                             Name:
                                             Title:

                                         SELLING SHAREHOLDER

                                         ____________________________________
                                             Name:  Jung Ryool Kim

                                         OTHER SELLING SHAREHOLDERS

                                         By: ________________________________
                                             Name:  Kwan Shik Seo
                                             Title: Attorney-in-fact, acting on
                                                    behalf of the other Selling
                                                    Shareholders

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By: _________________________________
    Name:
    Title:
    Acting on behalf of itself and as the
         Representative of the Several
         Underwriters

DAEWOO SECURITIES CO., LTD

By: _________________________________
    Name:
    Title:
    Acting on behalf of itself and Daewoo
         Securities (America) Inc.

                                   SCHEDULE A

                                                                       Number of
                                                          Common Shares to be sold in the form
               Selling Shareholders                                      of ADS
-------------------------------------------------         ------------------------------------
Jung Ryool Kim...................................                       531,754
Rhoceo Co., Ltd..................................                        38,190
KGIF Limited Partnership.........................                        20,696
LG CEO Fund......................................                        10,624
NPC 02-2 KTB Venture Fund........................                        10,034
KTB Network Co., Ltd.............................                        10,034
IONE Venture Capital Co., Ltd....................                         7,768
Dam Lee.........................................                          7,588
Doo-Young Shin...................................                         7,588
Yong-Hee Park....................................                         7,450
03-14 Hanmi Venture Fund.........................                         6,899
C&L Venture Fund 1...............................                         5,381
LG Mercury Fund..................................                         5,312
Hanmi Millennium Fund............................                         4,068
Yang-Ran Lee.....................................                         2,759
Ki-Hong Jang.....................................                         2,483
Namjong Ki.......................................                         2,346
Hanmi Venture Fund...............................                         2,290
Kiyeon Kwon......................................                         2,070
Duk-Kyoo Choi....................................                         1,794
Su-Beum Park.....................................                         1,725
JEI-HOSEO INNO-BIZ Fund NO.1.....................                         1,449
Yong-Chul Kim....................................                         1,449
Seoug-Young Lee..................................                           807
Myeong-Seon Kang.................................                           552
Ji-Hyeon Yoon....................................                           483
Ok-Soon Kim......................................                           373
Won Gyoo Park....................................                           373
Kyung-Soon Jang..................................                           276
Joon-Ho Lee......................................                           276
Kwan-Hoo Ra......................................                           276
Myeong-Hee Lee...................................                           276
Jae-Bong Kim.....................................                           276
In-Chul Shin.....................................                           207
Jang-Hee Lee.....................................                           207
Sang-Woo Park....................................                           207
Young-Bok Park...................................                           138
Sang-Pill Kwak...................................                           138
Yun-Chang Lee....................................                           138

                                     Sch-A-1

                                                                       Number of
                                                          Common Shares to be sold in the form
               Selling Shareholders                                      of ADS
-------------------------------------------------         ------------------------------------
Mi-Kyung Jun.....................................                           138
Sung-Ju Na.......................................                            69
                                                                        -------
Total..........................................                         697,500
                                                                        =======


                                    Sch-A-2

                                   SCHEDULE B

                                                                                   Number of
                                                                                  Firm ADSs to
U.S. Underwriters                                                                 be Purchased
--------------------------------------------------------------------------        ------------
Credit Suisse First Boston LLC............................................
Daewoo Securities (America) Inc...........................................
CIBC World Markets Corp...................................................
CLSA Limited..............................................................
                                                                                  ------------
Total.....................................................................
                                                                                  ============

                                                                                   Number of
                                                                                  Firm ADSs to
International Underwriters                                                        be Purchased
--------------------------------------------------------------------------        ------------
Credit Suisse First Boston (Europe) Limited...............................
Daewoo Securities Co., Ltd................................................
CLSA Limited..............................................................
                                                                                  ------------
Total.....................................................................
                                                                                  ============

                                     Sch-B-1